May ____, 2013

[PIPE Investor Name]

[Address]

Attn.: [Name]

CONSENT TO AMENDMENT

Reference is made to the Registration Rights Agreement, dated as of January 9, 2013 (the “Registration Rights Agreement”), by and among Sequential Brands Group, Inc. (the “Company”) and the persons listed on the signature pages thereto (the “PIPE Investors”) attached hereto as Exhibit A. Capitalized terms used in this Consent to Amendment (the “Consent to Amendment”) and not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

Please be advised that, in connection with the commencement of an Acquisition Event Period as defined in Section 1(b) of the Registration Rights Agreement, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a request for withdrawal of the registration statement on Form S-1 previously filed with the SEC on May 9, 2013.

In accordance with Section 11(a) of the Registration Rights Agreement, the Company hereby requests your consent, as a PIPE Investor and holder of [ ] shares of common stock of the Company, par value $0.001, acquired in the PIPE Transaction, as defined in the Registration Rights Agreement, to the amendment of the Registration Rights Agreement as follows:

(1)	The first two sentences of Section 1(a) of the Registration Rights Agreement shall be amended and restated in their entirety to read as follows:

“(a) Filing. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated until July 15, 2013 (such date, the “Filing Deadline”), to file a registration statement on any permitted form that qualifies, and is available for, the resale of Registrable Securities, with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (the “Shelf”). After the Filing Deadline, the Company shall use its commercially reasonable efforts to cause such Shelf to become effective as promptly thereafter as practicable, but in any event not later than 90 days after the Filing Deadline if the Company receives comments to the Shelf from the Commission (“SEC Comments”) or 30 days after the Filing Deadline if the Company does not receive SEC Comments (such date, the “Effectiveness Deadline”); provided, however, that the Company shall not be obligated to file such Shelf with the Commission if the Holders of a majority in principal amount of the Registrable Securities at the time of the Filing Deadline consent in writing to a waiver of the Company’s obligation to file such Shelf.”

(2)   Section 12(q) shall be amended and restated in its entirety to read as follows:

“(q) Termination. The obligations of the Company and of any Holder shall terminate with respect to the Company and such Holder as soon as such Holder no longer holds any Registrable Securities. Notwithstanding the foregoing, this Agreement and the obligations of the Company and of any Holder may be terminated with the written consent of the Company and the Holders of a majority in principal amount of the Registrable Securities.”

By signing the acknowledgement line below, you hereby: (a) consent to and approve the foregoing amendments to the Registration Rights Agreement in satisfaction of Section 11(a) thereof, (b) agree that the Registration Rights Agreement, as amended, will govern the rights and obligations of the Company and the PIPE Investors from the date hereof, (c) acknowledge that the foregoing amendments shall not create any rights or remedies for the PIPE Investors, other than those set forth in the Registration Rights Agreement, (d) agree that the foregoing amendments shall not affect, or create any additional, rights of the PIPE Investors to liquidated damages, except as set forth in Section 1(b) of the Registration Rights Agreement, and (d) agree to the terms of this Consent to Amendment.

This Consent to Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one instrument. Signed counterparts of this Consent to Amendment may be delivered by facsimile and by scanned pdf image.

This Consent to Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules thereof.

Please countersign and mail a signed copy of this Consent to Amendment to Sequential Brands Group, Inc., 1065 Avenue of the Americas, Suite 1705, New York, NY 10018, Attention: Gary Klein and send by e-mail a signed copy of this Consent to Amendment to Gary Klein at gklein@sbg-ny.com. If you have any questions, please do not hesitate to contact Gary Klein at 646-564-2577.

Please execute and return this Consent to Amendment at your earliest convenience. Thank you for your prompt attention to this matter, and we look forward to continuing our relationship.

[SIGNATURE PAGE FOLLOWS]

[PIPE INVESTOR]

By:__________________________________

Name:

Title:

Acknowledged and agreed to
this ___ day of May, 2013

SEQUENTIAL BRANDS GROUP, INC.

By:_____________________________________

Name:

Title:

EXHIBIT A

[Please see Form of the Registration Rights Agreement, dated as of January 9, 2013, included as Exhibit 10.1 to the Current Report on Form 8-K of Sequential Brands Group, Inc. filed with the Securities and Exchange Commission on January 11, 2013]